Exhibit 10.19.B

THIS NOVATION DEED (this “Deed”) is made the 4 day of      April      2022

BETWEEN:

1.	GBST Holdings Limited (ACN 010 488 874) of Level 4, 410 Ann Street, Brisbane, Queensland 4000(the “GBST Contracting Entity”);

2.	FNZ Securities (Australia) Pty Ltd (ACN 635 824 636) of Level 1, 99 Elizabeth Street, Sydney NSW 2000 (“FNZ”);

AND

3.	Tradefloor IPCO Pty Ltd (ABN 31 603 351 015) of Level 40, Grosvenor Place, 225 George Street, Sydney NSW 2000 (the “Continuing Party”).

WHEREAS:

(A)	The GBST Contracting Entity has agreed to sell and FNZ has agreed to purchase certain assets (“Assets”) pursuant to an asset purchase agreement dated on or about 31 March 2022 made between, inter alia, the GBST Contracting Entity and FNZ (the “Asset Purchase Agreement”).

(B)	The GBST Contracting Entity wishes to be released and discharged from the Contract (as defined in this Deed) and the Continuing Party has agreed to release and discharge the GBST Contracting Entity from the Contract and has agreed that FNZ shall become a party thereto in place of the GBST Contracting Entity upon the terms set out in this Deed.

(C)	FNZ undertakes to perform the Contract and be bound by its terms in the place of the GBST Contracting Entity.

NOW IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed:

“Assets”	has the meaning given to it in the recitals;

“Asset Purchase Agreement”	has the meaning given to it in the recitals;

“Contracts”	means each of:

●	the Master Supply Agreement dated 17 December 2020 and made between the GBST Contracting Entity and the Continuing Party, as novated on 30 September 2021 from OpenMarkets Australia Limited to the Continuing Party;

●	the Deed of Guarantee dated 30 September 2021 and made between the GBST Contracting Entity and the Continuing Party

●	Progress Software Licence and Maintenance Agreement executed 7 March 2022 and made between the GBST Contracting Entity and the Continuing Party,

(each being a “Head Agreement”) and including each other contract which was made between the GBST Contracting Entity (or one of its Related Bodies Corporate) and the Continuing Party (or one of its Related Bodies Corporate) in connection with any Head Agreement, including any work orders, amendment agreements and data processing agreements;

“Effective Date”	means the date upon which completion of the sale and purchase of the Assets takes place pursuant to the Asset Purchase Agreement;

“Proceedings”	has the meaning given to it in Clause 13.1; and

Related Bodies Corporate	has the meaning set out in section 50 of Corporations Act 2001 (Cth).

1.2	In this Deed, unless otherwise specified:

(A)	references to Clauses and sub-Clauses are to Clauses and sub-Clauses of this Deed; and

(B)	headings to Clauses are for convenience only and do not affect the interpretation of this Deed.

2.	FNZ’S UNDERTAKING

With effect from the Effective Date and in consideration of the undertakings given by the Continuing Party in Clause 3, FNZ hereby undertakes to observe, perform, discharge and be bound by the Contract in relation to all rights and obligations whether arising before or after the Effective Date as if FNZ had at all times been a party to the Contract in the place of the GBST Contracting Entity or its Related Bodies Corporate.

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3.	CONTINUING PARTY’S UNDERTAKING AND RELEASE OF GBST CONTRACTING ENTITY

With effect from the Effective Date and in consideration of the undertakings given by FNZ in Clause 2 and the GBST Contracting Entity in Clause 4, the Continuing Party hereby:

(A)	releases and discharges the GBST Contracting Entity from all obligations to observe, perform, discharge and be bound by the Contract and from all liabilities, claims and demands arising under the Contract whether arising before or after the Effective Date, whether in contract, tort or otherwise;

(B)	accepts FNZ’s undertaking to observe, perform, discharge and be bound by the Contract (such undertaking being set out in Clause 2) and FNZ’s liability under the Contract in place of the liability of the GBST Contracting Entity; and

(C)	agrees to observe, perform, discharge all liabilities arising under and be bound by the Contract as if FNZ had at all times been a party to the Contract in the place of the GBST Contracting Entity.

4.	GBST CONTRACTING ENTITY’S UNDERTAKING AND RELEASE OF CONTINUING PARTY

With effect from the Effective Date and in consideration of the undertakings given by the Continuing Party in Clause 3, the GBST Contracting Entity hereby releases and discharges the Continuing Party from all obligations to observe, perform, discharge and be bound by the Contract with respect to the GBST Contracting Entity and from all liabilities, claims and demands with respect to the GBST Contracting Entity arising under the Contract whether arising before or after the Effective Date, whether in contract, tort or otherwise and the GBST Contracting Entity shall procure that its Related Bodies Corporate do the same.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Each party represents and warrants to each other party that:

(A)	incorporation: it is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation;

(B)	power and capacity: it has full power and capacity to own its assets, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Deed;

(C)	corporate authorisations: it has taken all necessary action to authorise the execution, delivery and performance of this Deed in accordance with its terms, and the execution, delivery and performance by it of this Deed complies with its constitution or other constituent documents;

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(D)	binding obligations: this Deed constitutes its legal, valid and binding obligations and is enforceable in accordance with its terms; and

(E)	transaction permitted: the execution, delivery and performance by it of this Deed complies with its constitution or other constituent documents.

5.2	The representations and warranties given in clause 5.1:

(A)	survive the execution of this Deed and the occurrence of the Effective Date; and

(B)	are regarded as repeated on the Effective Date with respect to the facts and circumstances then subsisting.

6.	NOTICES

For the purposes of all provisions in the Contract concerning the service of notices, the address of FNZ is its registered office as shown above.

7.	COSTS

Each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Deed, except as may be otherwise agreed between the GBST Contracting Entity, FNZ and their Related Bodies Corporate in respect of costs incurred by the GBST Contracting Entity, FNZ and their Related Bodies Corporate.

8.	COUNTERPARTS

8.1	This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

8.2	Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute but one and the same instrument.

9.	WAIVER

(A)	Waiver of any right arising from a breach of this Deed or of any power, arising upon default under this Deed must be in writing and signed by the party granting the waiver.

(B)	A failure or delay in exercise, or partial exercise, of a power arising from a breach of this Deed, or created or arising upon default under this Deed, does not result in a waiver of that power.

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10.	FURTHER ASSURANCE

Each party shall at its own cost, from time to time on request, do or procure the doing of all acts and/or execute or procure the execution of all documents in a form satisfactory to the other parties which the other parties may reasonably consider necessary for giving full effect to this Deed and securing to each of the parties the full benefit of the rights, powers and remedies conferred upon each of the parties in this Deed.

11.	INVALIDITY

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed.

12.	GOVERNING LAW

This Deed is governed by and construed in accordance with the law in force in Queensland. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with the law in force in Queensland.

13.	JURISDICTION

13.1	The courts exercising jurisdiction in Queensland and courts of appeal from them are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Deed. Any proceeding, suit or action arising out of or in connection with this Deed or the negotiation, existence, validity or enforceability of this Deed (“Proceedings”) shall be brought only in those courts.

13.2	Each party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of Proceedings in the courts exercising jurisdiction in Queensland and courts of appeal from them. Each party also agrees that a judgment against it in Proceedings brought in Queensland shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

13.3	Each party irrevocably submits and agrees to submit to the jurisdiction of the courts exercising jurisdiction in Queensland and courts of appeal from them.

14.	ATTORNEYS

Each of the attorneys executing this Deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

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Executed as a deed

GBST Contracting Party

Signed sealed and delivered for GBST Holdings Ltd (ACN 010 488 874)

	by its attorney	in the presence of

sign here ►	/s/ Rob DeDominicis	sign here ►	/s/ Rebecca Ryan
	Attorney		Witness

print name	Rob DeDominicis	print name	Rebecca Ryan

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FNZ

Signed sealed and delivered by FNZ Securities (Australia) Pty Ltd (ACN 635 824 636)
by

sign here ►	/s/ Damian Millin	sign here ►	/s/ Tim Neville
	Company Secretary/Director		Director

print name	Damian Millin	print name	Tim Neville

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Continuing Party

Signed sealed and delivered by
Tradefloor IPCO Pty Ltd (ABN 31 603 351 015) by

sign here	/s/ Deane Sweeney
Sole Director

print name	Deane Sweeney

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